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                                                                   Exhibit 10.33

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     Whereas UroMed Corporation, a Massachusetts corporation with its principal place of business at 1400 Providence Highway, Building #2, Norwood, Massachusetts 02062 ("the Company") and Daniel Muscatello an individual residing at [ ] ("Employee") are parties to an Employment agreement dated on February 4, 1997 and amended on December 1, 1999.

Both parties agree to amend paragraph 2(a) to read:

"Employee's" annual compensation shall be $250,000 ("the Base Salary"). Employee shall be paid on the 15/th/ day and the last day of each calendar month for the current month's employment. Pay shall be adjusted pro rata for any partial week of employment and standard employer deductions shall be made from each payment. Employee's gross semi-monthly compensation shall be subjected to an annual review and adjustment.

IN WITNESS WHEREOF the parties hereto have affixed their hands and seals upon two (2) counterpart originals hereof as of March 12, 2001.

EMPLOYEE                                              UROMED CORPORATION

/s/ Daniel Muscatello                              By /s/ Richard Sandberg
---------------------                                 ----------------------
                                                      its Chairman of the
                                                      Compensation Committee,
                                                      hereunto duly Authorized,
                                                      acting in such capacity,
                                                      and not individually